UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

Rent-A-Center, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38047	45-0491516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Headquarters Drive

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(972) 801-1100

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2019, Rent-A-Center, Inc. (the “Company”) reached an agreement in principle to settle all litigation with Vintage Capital Management, LLC (“Vintage Capital”) and B. Riley Financial, Inc. relating to the Company’s termination of the Agreement and Plan of Merger (the “Merger Agreement”), dated June 17, 2018, by and among the Company and certain affiliates of Vintage Capital. In the settlement, the Company will receive a payment of $92,500,000 in cash. The parties have agreed to enter into a definitive settlement agreement by April 25, 2019 and that the amount due to the Company will be paid within 28 days thereafter. In connection with the settlement, the Company will exchange mutual releases with all other parties with respect to all matters relating to the Merger Agreement, including its termination.

Item 8.01	Other Events.

A press release, dated April 22, 2019, with respect to the settlement described in Item 1.01 of this Current Report, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, issued April 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: April 24, 2019
	By:	/s/ Dawn M. Wolverton
Dawn M. Wolverton
Vice President — Assistant General Counsel and Secretary